Exhibit 10

                        LOAN AND STOCK PURCHASE AGREEMENT

     This Agreement is between Glenn A. Little ("Little") with offices at 211 West Wall Street, Midland, Texas, and United National Film Corporation (Film), a Colorado corporation, for the purpose of providing the terms and conditions for the purchase by Little of 18,818,017 restricted shares of the common stock of Film at par value for a cash consideration of $18,818.02 and the extension of a loan from Little to Film for the sum of $88,181.98. The loan shall bear interest at 6% and be convertible at any time during the two year loan period into common stock of Film at par value, subject to there then being sufficient authorized but unissued common shares.

     In consideration of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

1. The parties to this Agreement are aware that FILM is an illiquid public entity that is delinquent in filing reports to the Securities and Exchange Commission. It is understood by all signing parties that the intent of Little is to reorganize and recapitalize the company.

2. FILM represents that its total authorized capital stock consists of 30,000,000 shares of Common Stock par value $.0001 of which no more than 3,500,000 shares, exclusive off the shares being purchased by Little hereunder, will be issued and outstanding when Little's stock purchase is completed, and 3,000,000 shares of preferred stock par value $.001 of which 21,500 shares are issued and outstanding.

3. Little agrees to purchase 18,818,017 shares of restricted Film common stock for $18,818.02 and to lend to Film the sum of $88,181.98 to be evidenced by a promissory note in that amount bearing interest at the rate of 6% per annum. The Promissory Note shall be convertible at any time prior to maturity, at Little's option, into restricted common stock of FILM at par value subject to there then being sufficient authorized but unissued shares of common stock.

4. Little's obligations to purchase said shares and make such loan are subject to the completion of the following conditions:

     a. Receipt of a Good Standing Certificate from the State of Colorado for FILM;

     b. Completion and delivery of GAAP audits of FILM for Fiscal years 2003 2004 and 2005 with signed Certifications pursuant to Section 302 of Sarbanes-Oxley Act of 2002 and pursuant to Section 302 of Sarbanes-Oxley and pursuant to 18U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002;

     d. Receipt of a tax lien and judgment search on FILM showing no liens or judgments;

     e. Receipt of resignations from the Board of Directors and all officers of FILM and the appointment of Glenn Little to the Board of Directors;

     f. Repurchase of all the issued and outstanding Preferred stock ($.01 par value) of Film and issuance of common stock to existing Preferred; shareholders, payment of which by Film shall be made out of the proceeds from the purchase of stock and Little loan released at the close of the escrow provided in Paragraph 5 hereof.

     g. Repayment of (or provision for repayment out of proceed from purchase of stock and Little loan released at the close of the escrow provided in Paragraph 5 hereof) all outstanding and unpaid liabilities noted on previous Financial statements with documentation

     h. Execution by FILM of the promissory note evidencing the loan referred to in Paragraph 3 above

     i. Representation by President and CEO of FILM that there are no undisclosed liabilities of FILM from and after the date of the 2005 audit.

     j.   Consent to and signature of all present  management on outstanding and
          delinquent   regulatory  filings  with  the  Securities  and  Exchange
          Commission.

5. Little agrees to place $107,000 in escrow with Steven Siskind, Esq., 645 Fifth Avenue, New York, New York 10022 ("Siskind"), within 5 (five) days of the execution of this Agreement, of which $25,000.00 shall be released and paid to FILM by wire transfer to Arthur L. Stashower Client's Trust Account, City National Bank, ABA No. 122016066, Account No. 030 108515 within two (2) business days after delivery to Siskind of the GAAP Audits referred to in Paragraph 4.b. hereof. If the remaining items in Paragraph 4 are not completed by February 15, 2006 all remaining funds held in escrow will be returned to Little with no further obligations owed by either party under this Agreement. Upon completion of delivery of the items provided in paragraph 4 hereof all remaining sums shall also be wire transferred to the Arthur L. Stashower Client's Trust Account to be disbursed to complete payment of all of FILM'S obligations, provided, however, that FILM hereby agrees that prior to the release of the $25,000 as provided above it will deliver to Steven L. Siskind, as Escrow Agent, 18,818, 017 shares of restricted FILM common stock registered in Little's name, which shall be held in escrow pending the parties respective completion of their obligations under paragraph 4 above. In the event of FILM's failure to complete its obligations under Paragraph 4 above, the said shares and the balance of the escrow funds shall be delivered to Little. In the event of Little's failure to complete the actions required of him to complete the remaining items of Paragraph 4 above, the said shares shall be returned to FILM.

6. It is understood and agreed by all parties to this Agreement that when the Little stock purchase and loan payments have been have been made, current Management resigns and Little is appointed to the Board of Directors that the Balance Sheet will reflect no assets and the only liabilities outstanding being loans from Little.

7. FILM and Little further agree that by their signatures below, they agree to and accept the terms of the escrow.

EXECUTED to be effective as of October 19, 2005.


/s/ Glenn A. Little
------------------------------------
GLENN A. LITTLE

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United National Film Corporation
a Colorado corporation



By: /s/ Deno Paoli
   ----------------------------------
Deno Paoli as an Officer and Director


/s/ Arthur L. Stashower
-------------------------------------
Arthur L. Stashower as an Officer and Director


The undersigned Steven L. Siskind, Esq. hereby agrees to serve as escrow holder and comply with all of the escrow terms provided in the above agreement, provided however, that in the event I receive a notice from either party directing me to refrain from any activity, I shall have the right to either continue to hold the funds in escrow pending my receipt of (a) a notice signed by FILM and Little, directing disposition of the Escrow, or (b) a final non appealable judgment or order of a Court of competent jurisdiction, or (c) I may pay the Escrow funds into Court pursuant to relevant statute and provided further that I shall not be liable for any error in judgment or for any act done or step taken or omitted in good faith or for any mistake of fact or law, except for my own gross negligence or willful misconduct. The parties acknowledge that I am merely a stake holder and upon delivery of the Escrow funds, to FILM, or to Little, as may be required pursuant to the Loan and Stock Purchase Agreement, I shall be fully released from all liability and obligations with respect to this escrow.


/s/ Steven L. Siskind, Esq.
-------------------------------------
Steven L. Siskind, Esq.


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